EXHIBIT 10(F)

                         LETTERHEAD
                   Lincoln Snacks Company
                      4 High Ridge Park
                     Stamford, CT 06905
                       (203) 329-4545
                     Fax: (203) 329-4555

June 4, 1998

To Holders of Options Issued under the 1993 Stock Option Plan of Lincoln Snacks Company (the "Company")

     Please be advised that pursuant to resolutions adopted by the Board of Directors of the Company on June 4, 1998, the Stock Option Agreement (the "Agreement") between you and the Company has been amended, as confirmed hereby, to provide that the term "Extraordinary Transaction" as used in section 3(a) of the Agreement includes "Change of Control" of the Company accompanied by the termination of your employment (either voluntary or involuntary). Upon the occurrence of an "Extraordinary Transaction", immediate vesting of all options issued to you will occur. For purposes hereof, "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

     (a) any transaction or series of related transactions as a result of which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Noel Group, Inc. ("Noel"), a wholly-owned subsidiary of Noel, or a liquidating trust established by Noel, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange
          Act) of outstanding voting securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

     (b) the individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Company plus any individual who is within the definition of "Continuing Director," cease for any reason to constitute at least a majority of the directors of the Company;

     (c) there shall be consummated any merger of the Company with or into any person, other than Noel or a wholly-owned subsidiary of Noel, where immediately following such transaction 50% or more of the outstanding voting stock of the surviving entity is not owned, directly or indirectly, by persons who were shareholders of the Company holding, in the aggregate, 50% or more of the outstanding shares of the Company immediately prior to such transaction; or

     (d) there shall be consummated a sale, to a person other than Noel or a wholly-owned subsidiary of Noel, of all or substantially all of the operating assets of the Company in one transaction or a series of transactions.

Notwithstanding anything to the contrary herein contained:

     (a) A "Change of Control" shall not be deemed to have occurred as a result of a distribution by Noel of shares of the Company's stock pro rata to Noel's shareholders.

     (b) In the event of a transaction which would constitute a "Change of Control", but for the exceptions relating to wholly-owned subsidiaries of Noel contained in (c) above, a "Change of Control" shall be deemed to occur in the event
          (x) of any transaction or series of related transactions as a result of which any "person" or "group" becomes the "beneficial owner" of outstanding voting securities of the wholly-owned subsidiary representing 50% or more of the combined voting power of the wholly-owned subsidiary's then outstanding securities; (y) there shall be consummated any merger of the wholly-owned subsidiary with or into any person, other than Noel, where immediately following such transaction 50% or more of the outstanding voting stock of the surviving entity is not owned, directly or indirectly, by persons who were shareholders of the wholly-owned subsidiary holding, in the aggregate, 50% or more of the outstanding shares of the wholly-owned subsidiary immediately prior to such transaction; or (z) there shall be consummated a sale, to a person other than Noel, of all or substantially all of the operating assets of the wholly-owned subsidiary in one transaction or a series of transactions.

                    LINCOLN SNACKS COMPANY

                    By:  /s/ R. Scott Kirk
                         ---------------------
                         R. Scott Kirk
                         President and Chief Operating Officer